www.avanex.com

For immediate release

Avanex announces Q2 revenues of $8.3 million

FREMONT, Calif. - (January 23, 2002) - Avanex Corporation (Nasdaq: AVNX), pioneer of photonic processors that enable next generation optical networks, today reported results for its fiscal year 2002 Second Quarter, which ended December 31, 2001.

Avanex President and Chief Executive Officer Paul Engle said, "We have seen what appears to be a stabilization in the optical module and subsystem sector of the telecommunications industry. While overall demand in the telecommunications industry remains a major challenge, we are beginning to see demand for optical networking equipment increase very selectively as carriers focus on higher bandwidth systems with additional functionality at lower cost. We are working closely with our customers to develop products and technologies that solve these network issues, and believe we are in a very good position to capitalize on a strengthening market environment as that occurs."

"During this past quarter, we expanded our focus on those strategic operational areas that enhance future profitability: increasing key design initiatives with core customers, and enhancing our portfolio of modular and subsystem product and technology solutions that we bring to the market.

"We currently have underway a series of new product and technology initiatives that we expect will capture market traction over the next several quarters. For example, we expect to have another new and advanced intelligent optical product to present at the Optical Fiber Communications conference (OFC) in Anaheim, CA in March of this year. These new initiatives will serve as solid business drivers in the future as this market advances into next generation all optical solutions.

"We also are driving our research and development efforts through both external as well as internal means. For example, in the second quarter we acquired LambdaFlex to strengthen our technology portfolio in intelligent optical node solutions.

"On the customer front, in the last quarter we worked on several new project designs that have the potential for increasing our traction in the market. We continue to focus on these types of initiatives throughout our core customer base. We are working on expanding our tier one customer base through the introduction of new next generation modules and subsystems for optical architectures.

"On the operational front, we have implemented new processes and procedures to improve our efficiency. This includes increased levels of outsource manufacturing in China and new product management processes."

Engle noted that "We believe that we have the right strategy to drive Avanex higher in the value chain of our customer base by providing next generation optical modules and subsystems that lower cost, increase functionality and increase performance."

Financial Results

Net revenues for the second quarter of fiscal 2002 ended December 31, 2001 were $8.3 million, an increase of $1.1 million over the company's revenues of $7.2 million for the first quarter of fiscal 2002 ended September 30, 2001. Net revenue for the second quarter of fiscal 2002 decreased $39.6 million from $47.9 million in the second quarter of fiscal 2001 ended December 31, 2000.

Pro forma net loss for the second quarter of fiscal 2002 ended December 31, 2001 was $6.5 million, or $0.10 per share. This pro forma net loss excluded $12.3 million, net, for non-cash benefits from the settlement of non-cancelable purchase commitments, from the utilization of excess inventory, and from restructuring charge recovery; as well as non-cash charges for amortization of deferred stock compensation, acquired in-process research and development for LambdaFlex, and the amortization of intangibles including goodwill for the Holographix acquisition. The pro forma net loss also included the benefit from reducing warranty accrual by $1.3 million or $0.02 per share. The second quarter fiscal 2002 pro forma net loss compared with a pro forma net loss of $6.8 million in the first quarter of fiscal 2002 ended September 30, 2001. Pro forma net income for the prior year's second quarter ended December 31, 2000 was $4.1 million, or $0.06 per share.

Net loss determined under generally accepted accounting principles was $18.8 million, or $0.29 per share. This GAAP net loss included $12.3 million, net, for non-cash benefits from the settlement of non-cancelable purchase commitments, from the utilization of excess inventory, and from restructuring charge recovery; as well as non-cash charges for amortization of deferred stock compensation, acquired in-process research and development for LambdaFlex, and the amortization of intangibles including goodwill for the Holographix acquisition. In addition, the warranty accrual was reduced by $1.3 million or $0.02 per share, to align it with lower estimates of related future costs. The second quarter fiscal 2002 GAAP net loss of $18.8 million or $0.29 per share compared to a net loss of $11.3 million or $0.20 per share for the same period in the prior year and a net loss of $21.0 million or $0.34 per share for the first quarter of fiscal 2002 ended September 30, 2001.

Outlook

In commenting on the company's outlook, Avanex president and CEO Engle said "there is a slight improvement in short-term visibility in the company's business sector, but volatility and uncertainty remain high. We are hopeful that the selective improvement in new orders will continue. Avanex expects third quarter of fiscal 2002 ending March 31, 2002 revenues to range between $9 million and $10 million, and pro forma EPS for the third fiscal quarter of fiscal 2002 of around 12 cents loss per share."

Conference Call

Avanex will host a conference call scheduled today, January 23, at 4:30 p.m. EDT. The number for the conference call is 877-352-5208. The password is "Photonics." A replay of the conference call will be available through January 30, 2002, at 888-568-0351.

About Avanex

Avanex designs, manufactures and markets photonic processors for the communications industry. Avanex's photonic processors offer communications service providers and optical systems manufacturers greater levels of performance and miniaturization, reduced complexity and increased cost-effectiveness as compared to current alternatives.

Avanex was incorporated in 1997 and is headquartered in Fremont, Calif. In addition to a development and manufacturing facility in Fremont, the Company also maintains The Photonics CenterTM in Richardson, Texas. To learn more about Avanex, visit its web site at: www.avanex.com.

Forward-looking Statements

This press release contains forward-looking statements including forward-looking statements regarding new product and technology initiatives, new project designs, our expected results for our fiscal third quarter, prevailing market conditions and our ability to successfully introduce new products. Actual results could differ materially from those projected in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include general economic conditions, the pace of spending and timing of economic recovery in the telecommunications industry and in particular the optical networks industry, the Company's inability to sufficiently anticipate market needs and develop products and product enhancements that achieve market acceptance, any slowdown or deferral of new orders for our products, higher than anticipated expenses the Company may incur in future quarters or the inability to identify expenses which can be eliminated, and the impact of the Company's restructuring on its ability to achieve increased efficiencies in its operations. In addition, please refer to the risk factors contained in the Company's SEC filings including its most recently 10-Q filed with the SEC on November 8, 2001.

Avanex undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact Information:

Investor Relations	Media
Mark Weinswig Phone: 510-897-4344 Fax: 510-897-4345 e-mail: mark_weinswig@avanex.com	Tony Florence Phone: 510-897-4162 Fax: 510-979-0198 e-mail: tony_florence@avanex.com

Corporate Headquarters
40919 Encyclopedia Circle, Fremont, CA 94538 USA o Telephone 510-897-4188 Fax 510-897-4189
The Photonics Center™ o 405 International Parkway, Suite 209, Richardson, TX 75081 USA o Telephone 972-231-7980 Fax 972-231-9913
The Holographix Center o 577 Main Street, Suite 260, Hudson, MA 01749 USA o Telephone 978-562-4474 Fax 978-562-4182

AVANEX CORPORATION

Pro forma Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

                                        Three Months Ended     Six Months Ended
                                          December 31,          December 31,
                                       --------------------  --------------------
                                         2001       2000       2001       2000
                                       ---------  ---------  ---------  ---------
Net revenue.......................... $   8,297  $  47,948     15,475     82,715
Cost of revenue......................     6,811     25,305     13,367     44,560
                                       ---------  ---------  ---------  ---------
Gross profit (loss)..................     1,486     22,643      2,108     38,155

Operating expenses:
  Research and development...........     5,950     10,703     11,732     18,868
  Sales and marketing................     1,562      4,758      3,031      8,723
  General and administrative.........     1,705      3,809      3,509      6,715
                                       ---------  ---------  ---------  ---------
    Total operating expenses.........     9,217     19,270     18,272     34,306
                                       ---------  ---------  ---------  ---------
Income (loss) from operations........    (7,731)     3,373    (16,164)     3,849
Other income, net....................     1,197      3,509      2,804      6,924
                                       ---------  ---------  ---------  ---------
Income (loss) before income taxes....    (6,534)     6,882    (13,360)    10,773
Income taxes ........................       --       2,754        --       4,310
                                       ---------  ---------  ---------  ---------
Net income (loss).................... $  (6,534) $   4,128    (13,360) $   6,463
                                       =========  =========  =========  =========

Basic net income (loss)
  per common share................... $   (0.10) $    0.07      (0.21) $    0.12
                                       =========  =========  =========  =========
Weighted-average shares
  used in computing basic
  net income (loss) per
  common share.......................    63,797     56,914     62,528     55,991
                                       =========  =========  =========  =========

Diluted net income (loss)
  per common share................... $   (0.10) $    0.06      (0.21) $    0.09
                                       =========  =========  =========  =========
Weighted-average shares
  used in computing diluted
  net income (loss) per
  common share.......................    63,797     68,193     62,528     68,249
                                       =========  =========  =========  =========

The above pro forma amounts have
been adjusted to exclude the
following items:
  Stock compensation................. $   6,191  $  12,791  $  15,130  $  33,932
  Acquired in-process research
     and development.................     5,445        --       5,445      4,700
  Amortization of intangibles........     2,619      2,619      5,238      4,417
  Restructuring charge (recovery)....      (120)       --        (451)       --
  Provision for excess inventory.....       --         --       2,915        --
  Settlement of non-cancelable
     purchase commitment.............      (590)       --        (590)       --
  Utilization of excess inventory....    (1,260)       --      (1,260)       --
                                       ---------  ---------  ---------  ---------
                                      $  12,285  $  15,410  $  26,427  $  43,049
                                       =========  =========  =========  =========

AVANEX CORPORATION

Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

                                                       December 31,     June 30,
                                                           2001          2001
                                                       ------------  ------------
Assets
Current assets:
  Cash and cash equivalents.......................... $     63,788  $     79,313
  Short-term investments.............................       96,939       125,278
  Accounts receivable, net...........................        3,230        13,977
  Inventories........................................        3,723         6,451
  Other current assets...............................          948           877
                                                       ------------  ------------
    Total current assets.............................      168,628       225,896
Long-term investments................................       41,354        16,462
Property and equipment, net..........................       23,117        25,864
Intangibles, net.....................................       44,562        42,724
Other assets.........................................          626           643
                                                       ------------  ------------
        Total assets................................. $    278,287  $    311,589
                                                       ============  ============

Liabilities and stockholders' equity
Current liabilities:
  Short-term borrowings.............................. $      6,756  $      6,488
  Accounts payable...................................        5,606        13,506
  Current portion of accrued restructuring ..........        3,678         7,333
  Other accrued expenses.............................        2,508         6,563
  Warranty...........................................        4,266         5,589
  Current portion of long-term obligations ..........        5,622         5,060
  Accrued compensation and related expenses..........        3,541         4,756
  Deferred revenue...................................           16         1,948
                                                       ------------  ------------
    Total current liabilities........................       31,993        51,243

Long-term obligations................................       10,257        12,527
Accrued restructuring................................        2,013         2,465
                                                       ------------  ------------
    Total  liabilities...............................       44,263        66,235

Commitments and contingencies

Stockholders' equity:
  Common stock.......................................           69            65
  Additional paid-in capital.........................      499,708       489,204
  Notes receivable from stockholders.................       (1,316)       (2,048)
  Deferred compensation..............................      (15,601)      (32,818)
  Accumulated deficit................................     (248,836)     (209,049)
                                                       ------------  ------------
    Total stockholders' equity.......................      234,024       245,354
                                                       ------------  ------------

        Total liabilities and stockholders' equity... $    278,287  $    311,589
                                                       ============  ============

AVANEX CORPORATION

Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

                                        Three Months Ended     Six Months Ended
                                          December 31,          December 31,
                                       --------------------  --------------------
                                         2001       2000       2001       2000
                                       ---------  ---------  ---------  ---------
Net revenue.......................... $   8,297  $  47,948     15,475  $  82,715
Cost of revenue......................     4,961     25,305     14,432     44,560
                                       ---------  ---------  ---------  ---------
Gross profit (loss)..................     3,336     22,643      1,043     38,155

Operating expenses:
  Research and development...........     5,950     10,703     11,732     18,868
  Sales and marketing................     1,562      4,758      3,031      8,723
  General and administrative.........     1,705      3,809      3,509      6,715
  Stock compensation.................     6,191     12,791     15,130     33,932
  Acquired in-process research
    and development..................     5,445        --       5,445      4,700
  Amortization of intangibles........     2,619      2,619      5,238      4,417
  Restructuring charge (recovery)....      (120)       --        (451)       --
                                       ---------  ---------  ---------  ---------
    Total operating expenses.........    23,352     34,680     43,634     77,355
                                       ---------  ---------  ---------  ---------
Loss from operations.................   (20,016)   (12,037)   (42,591)   (39,200)
Other income, net....................     1,197      3,509      2,804      6,924
                                       ---------  ---------  ---------  ---------
Loss before income taxes.............   (18,819)    (8,528)   (39,787)   (32,276)
Income taxes ........................       --       2,754        --       4,310
                                       ---------  ---------  ---------  ---------
Net loss............................. $ (18,819) $ (11,282)   (39,787) $ (36,586)
                                       =========  =========  =========  =========

Basic and diluted net loss
  per common share................... $   (0.29) $   (0.20)     (0.64) $   (0.65)
                                       =========  =========  =========  =========
Weighted-average shares
  used in computing basic
  and diluted net loss per
  common share.......................    63,797     56,914     62,528     55,991
                                       =========  =========  =========  =========